CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report for The KippGroup dated November 13, 1998 included in Synetic, Inc.'s Form 10-Q for the quarter ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                                ARTHUR ANDERSEN LLP



Orange County, California
February 17, 1999